Joint Filer Information


NAME: Highbridge International LLC

ADDRESS: c/o Harmonic Fund Services
         The Cayman Corporate Centre, 4th Floor
         27 Hospital Road
         George Town, Grand Cayman
         Cayman Islands, British West Indies

DESIGNATED FILER: Highbridge Capital Management, LLC

ISSUER: Ambassadors International, Inc.

DATE OF EVENT REQUIRING STATEMENT: June 1, 2010

SIGNATURE:  HIGHBRIDGE INTERNATIONAL LLC

            By: Highbridge Capital Management, LLC
             its Trading Manager

            By: /s/ John Oliva
                --------------------
            Name: John Oliva
            Title: Managing Director

                             Joint Filer Information

NAME: Glenn Dubin

ADDRESS: c/o Highbridge Capital Management, LLC
         40 West 57th Street, 33rd Floor
         New York, New York 10019

DESIGNATED FILER: Highbridge Capital Management, LLC

ISSUER: Ambassadors International, Inc.

DATE OF EVENT REQUIRING STATEMENT:  June 1, 2010

SIGNATURE:
              /s/ Glenn Dubin
              ------------------------------
              GLENN DUBIN